Subsidiaries


                Name                                      Jurisdiction
                ----                                      ------------

Hannaco Knives & Saws, Inc.                                  Delaware
IKS Canadian Knife & Saw Ltd.                                Canada
IKS Klingelnberg GmbH                                        Germany
    IKS Klingelnberg Asia Pte. Ltd.                          Singapore
    IKS Knives & Saws (M) Sdn. Bhd.                          Malaysia
    IKS Klingelnberg Far East GmbH                           Germany
         Shanghai IKS Lida Mechanical Blade Co. Ltd.         China
         Shanghai IKS Mechanical Blade Co. Ltd.              China
    IKS Messerfabrik Geringswalde GmbH                       Germany
    Rolf Meyer GmbH                                          Germany
    A.K. van der Wijngaart Beheer B.V. and subsidiaries      the Netherlands
    Buland S.A.                                              France
IKS Mexican Holdings S.A. de C.V.                            Mexico
    International Knife and Saw de Mexico S.A. de C.V.       Mexico
International Knife and Saw Trading Corporation              U.S. Virgin Islands
P.T. Bevenmas Jaya                                           Indonesia